SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. N/A)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           THE AAL MUTUAL FUNDS, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:


         2)       Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         4)       Proposed maximum aggregate value of transaction:


         5)       Total fee paid:


[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                                     [LOGO]

                              THE AAL MUTUAL FUNDS
                222 West College Avenue, Appleton, WI 54919-0007

June 26, 1997

     Re: Special Meeting of the Class A and the Class B Shareholders of The AAL Utilities Fund

Dear Shareholder:

Enclosed is a notice of a Special Meeting of the Class A and Class B Shareholders ("shareholders") of The AAL Utilities Fund (the "Fund"), a series of The AAL Mutual Funds, a Massachusetts business trust, to be held on August 15, 1997 ("Special Meeting"), together with a Proxy Statement and Form of Proxy relating to the business to be transacted at the meeting.

The Special Meeting is being called for the purpose of considering and acting upon a change to the fundamental investment objective and policy of the Fund. The Fund's present objective is to seek current income, long-term growth of income and capital growth by investing primarily in a diversified portfolio of public utilities securities. Deregulation and consolidation trends presently sweeping the utilities industry have changed the fundamentals and characteristics traditionally associated with the securities of utilities companies. In response, the Board of Trustees is recommending that the Fund no longer concentrate its investments in the utilities industry and, instead, permit the Fund's investment adviser to look outside of the utilities industry for securities appropriate to achieve the objective of current income, long-term income growth and capital growth. In addition to expanding the universe of stocks available for investment by the Fund, the proposed changes will help enable the Fund to reduce its exposure to the risks and uncertainties that the Trustees believe are developing within the utilities industry. Those risks and uncertainties include, among others, volatility in stock prices and less favorable prospects for long-term income growth.

If the proposed changes are approved by the shareholders, the revised investment objective and policy would be implemented on September 1, 1997. On that date, the name of the Fund would be changed to "The AAL Equity Income Fund." The investment objective would remain fundamental, meaning it could be further changed only with the approval of the Fund's shareholders.

Thank you for your continued confidence in The AAL Mutual Funds. Your cooperation and participation in completing and returning the enclosed proxy will ensure that your vote is counted.

                                                   Very truly yours,
                                                   THE AAL MUTUAL FUNDS

                                                   /s/ Ronald G. Anderson

                                                   Ronald G. Anderson, President

                              THE AAL MUTUAL FUNDS
                             222 West College Avenue
                            Appleton, Wisconsin 54919
                          800-553-6319 or 414-734-7633
                             ----------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              ---------------------

                          To Be Held on August 15, 1997

To Shareholders of The AAL Utilities Fund:

The AAL Mutual Funds, a Massachusetts business trust (the "AAL Trust"), is holding the Special Meeting of the Shareholders ("Special Meeting") of The AAL Utilities Fund ("Fund"), a series of the AAL Trust, at 222 West College Avenue, Appleton, Wisconsin, on Friday, August 15, 1997, beginning at 10:00 a.m. Central time for the following purposes:

     1. To approve or disapprove a proposed change to the Fund's fundamental investment objective and industry concentration policy, as described in the accompanying Proxy Statement; and

     2. To transact such other business as properly may come before the meeting or adjournment thereof.

The Board of Trustees has fixed the close of business on Monday, June 16, 1997, as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote. Your attention is invited to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                            The AAL Mutual Funds By Order of the
                                            Board of Trustees

                                            /s/ Robert G. Same

                                            Robert G. Same, Secretary

Appleton, Wisconsin
June 26, 1997

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE

PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                              THE AAL MUTUAL FUNDS
                             The AAL Utilities Fund
             222 West College Avenue, Appleton, Wisconsin 54919-0007
                          800-553-6319 or 414-734-7633
                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

                     The Proxy Statement was first mailed to
                     shareholders on or about June 26, 1997.

                             SOLICITATION AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Trustees") from the shareholders of The AAL Utilities Fund (the "Fund"), a series of The AAL Mutual Funds, a Massachusetts business trust (the "AAL Trust"), for use at a Special Meeting of Shareholders (the "Special Meeting") to be held Friday, August 15, 1997, at 10:00 a.m. Central time at 222 West College Avenue, Appleton, Wisconsin. The purpose of the Special Meeting and the matter to be acted upon are set forth in the accompanying Notice of Special Meeting of Shareholders. You are encouraged to read this Proxy Statement carefully and to mark and return the proxy or proxies accompanying this Proxy Statement.

Quorum and Voting

The presence at the Special Meeting, in person or by proxy, of shareholders representing one-third of all shares outstanding and entitled to vote on the matter constitutes a quorum for the transaction of business. Holders of the Fund's Class A and Class B shares will be counted and will vote together on this matter. Abstentions are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" (as described below), if any, will not be counted for quorum purposes or as votes cast. "Broker non- votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

Shares represented by properly executed proxies received by AAL Trust will be voted at the Special Meeting and any adjournment thereof in accordance with the terms of such proxies. If no instructions are specified, shares will be voted "FOR" proposal 1, and in the discretion of the person named in the proxy on proposal 2. A shareholder may revoke his or her proxy at any time prior to the vote at the Special Meeting by filing a written revocation notice with the Secretary of AAL Trust prior to the Special Meeting or by delivering a duly executed proxy bearing a later date.

Approval of proposal 1, which is the proposed change to the Fund's fundamental investment objective and policy, requires an affirmative vote of "a majority of the outstanding voting securities" of the Fund, including shares of Class A and Class B common stock voting together. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the phrase "a majority of the outstanding voting securities" is defined to mean at least a majority of the outstanding voting shares of the Fund or, if less, 67% of the voting shares represented at a meeting at which the holders of 50% or more of the outstanding voting shares of the Fund are present or represented by proxy. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against approval of the proposed change in the fundamental investment objective of the Fund.

The Fund's shareholders of record at the close of business on Monday, June 16, 1997, will be entitled to one vote on Proposal 1 presented for each share so held. On that date, there were, in the aggregate, 11,842,985.007 shares of the Fund's Class A and Class B common stock.

UPON REQUEST AND AT NO COST TO A REQUESTING SHAREHOLDER, AAL TRUST WILL MAIL, BY FIRST CLASS MAIL, COPIES OF ITS ANNUAL REPORT DATED APRIL 30, 1997. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF ROBERT G. SAME, SECRETARY, THE AAL MUTUAL FUNDS, 222 WEST COLLEGE AVENUE, APPLETON, WISCONSIN 54919-0007, TELEPHONE 800-553- 6319.

              PROPOSAL 1 -- TO AMEND THE FUND'S INVESTMENT PROGRAM

General

The Fund's current fundamental investment objective is to seek current income, long-term growth of income and capital growth by investing primarily in a diversified portfolio of public utilities securities (the "Present Objective"). The Fund has a fundamental industry concentration policy to invest, under normal circumstances, at least 65% of its total assets in the securities (stocks and bonds) of public utilities companies (the "Present Concentration Policy"). The Board of Trustees is proposing to amend the Present Objective and Present Concentration Policy, so that the Fund's objective would be to seek current income, long-term income growth and capital growth by investing in a diversified portfolio of income-producing equity securities (the "Proposed Objective"), and it would have a fundamental policy not to invest more than 25% of its net assets in securities of issuers in any single industry (the "Proposed Anti-Concentration Policy"). "Income-producing equity securities" are equity securities, including securities exchangeable or convertible into equity securities, that offer dividend yields which exceed the average dividend yields on stocks comprising the S&P 500(R) Composite Stock Price Index ("S&P 500"). If these changes are approved, provisions of rules and guidelines adopted under the 1940 Act would require the Fund, under normal circumstances, to invest at least 65% of the Fund's assets in income-producing equity securities. In selecting securities for the Fund, the Adviser would look for income-producing equity securities that have favorable prospects for future growth and dividends, without limitation to any particular industry or industries, thereby diversifying the Fund's investments across many different industries.

Like the Present Objective and Concentration Policy, the Proposed Objective and Anti-Concentration Policy would each be fundamental, meaning neither could be further changed without shareholder approval. If the changes are approved, the Proposed Objective and Anti-Concentration Policy would be implemented beginning September 1, 1997, and the Fund's name would be changed to The AAL Equity Income Fund on that date.

     If the shareholders do not approve Proposal 1, the Fund will continue to be managed as a utilities fund in accordance with its Present Objective and Concentration Policy, as well as other investment policies and program described in the Fund's current prospectus.

Reasons for the Proposed Changes

When the Fund originally was introduced, the Trustees intended for the Fund to provide a "bridge" between the income aspects of the AAL Trust's bond funds and the capital appreciation characteristics of its stock funds. At the time, utilities companies operated in a somewhat monopolistic and fully regulated environment. Their equity securities tended to offer a combination of greater dividends, dividend growth potential and capital growth relative to securities in other industries. The regulated nature of the utilities industry facilitated stability and shareholder confidence, and helped insulate the Fund from volatility in the market value of its portfolio securities and other risks generally associated with the public securities markets.

However,   the  utilities  industry  now  is  undergoing   dramatic  change.  In
particular, the utilities industry is facing extensive deregulation and consolidation trends. Competition, including global competition, has changed the value and earnings potential of these securities.

Management of the Fund has observed a decline in opportunities for favorable dividend levels and dividend growth potential offered by utilities securities. Moreover, utilities stocks have demonstrated sensitivity to interest rates resulting in price volatility. In many cases, the market prices of utilities stocks have declined. As a result of these developments, the Trustees have determined that the Fund's fundamental industry concentration policy is impeding the capability of the Fund to achieve its objective of current income, long-term growth of income and capital growth. Accordingly, the Board of Trustees recommends that shareholders approve the Proposed Objective and Anti-Concentration Policy. The Trustees believe these changes will help to broaden the universe of stocks and other securities appropriate to achieve the Fund's investment objective.

If these changes are approved, provisions of rules and guidelines promulgated under the 1940 Act would require the Fund, under normal circumstances, to invest at least 65% of its assets in income-producing equity securities, including securities exchangeable or convertible into income-producing equity securities. The Fund would be able to invest the balance of its assets in additional income-producing equity securities, or other fixed income securities and/or short-term securities consistent with the Fund's investment policies. Such other fixed income securities and short-term securities would include:

         (1) Bonds, including convertible securities, if, at the time of purchase, at least two Nationally Recognized Statistical Rating Organizations ("NRSROs") have rated them investment grade or, if unrated, the Adviser has determined them to be of investment grade; provided that up to 5% of the Fund's total assets could be invest in such securities rated below investment grade; and

         (2) Commercial paper rated in the top two rating categories by at least one NRSRO; provided that the Fund could invest in unrated commercial paper if the Adviser determines the paper to be of investment grade.

The Fund would expect to realize income from dividends paid on equity investments and interest paid on debt securities. In selecting income-producing equity securities and securities exchangeable or convertible into income-producing equity securities, the Fund would seek securities with higher than average dividend yields and/or favorable prospects for future growth in dividends. The Adviser would seek stocks fitting these criteria that it believes are under-priced relative to securities of companies with comparable fundamentals, and therefore also offer the opportunity for capital growth. This investment program would be non-fundamental, meaning that it could be changed or refined by the Board of Trustees without shareholder approval.

Certain Effects of the Proposed Changes

If the proposed changes are approved, the Adviser does not plan immediately to make drastic shifts in the Fund's present concentration in utilities securities. Rather, the Adviser would identify securities outside of the utilities industry that meet the Fund's investment criteria, and would draw from those selections to meet the Fund's needs for new and additional investments and to achieve compliance with the new investment policies. The Adviser would sell some utilities positions in favor of non-utilities positions that it feels would enable the Fund to better achieve the Fund's Proposed Objective. Over time, this strategy would reduce the Fund's concentration in, and exposure to, the utilities industry. At the same time, this strategy would minimize the recognition of capital gains that potentially would be associated with an immediate shift in the Fund's investments. It is anticipated that the process of restructuring the Fund's investment portfolio to eliminate its concentration in public utilities securities may take six months to one year.

     Although the adoption of the Proposed Anti-Concentration Policy would help reduce the Fund's exposure to risks associated with the utilities industry, shareholders should bear in mind that securities meeting the Fund's investment criteria tend to be associated more with certain market sectors than with others. For example, stocks offering above-average dividend yields as represented by the S&P 500 tend to be concentrated in the services (communications and retail), energy, utilities, financial institutions and consumer non-cyclical market sectors, and occur only rarely in such other sectors as technology and health services. Accordingly, it is anticipated that, even following the implementation of the new investment policy, the Fund's assets potentially may be invested from time to time more heavily in certain market sectors as compared to others. However, as discussed above, following the transitional restructuring period described in the preceding paragraph the Fund would be subject to the Proposed Anti-Concentration Policy, which would prohibit it from investing more than 25% of its net assets in securities of issuers within any single industry.

Also, although dividend yields in the public utilities industry have declined over the past several years due to changes within the industry, such as deregulation, companies in the utilities industry still tend to offer higher dividends on their equity securities than companies in other industries. As a result, reducing the percentage of the Fund's assets invested in this industry may reduce the dividend yield on the Fund, and therefore current income, in the short term. However, shifting the investment emphasis away from public utilities securities should enable the Fund to better achieve long-term income growth and capital growth.

The proposed changes will have no effect on the Fund's current advisory fees.

Trustees' Recommendation

For the reasons and considerations discussed above, the Trustees unanimously recommend that you vote "FOR" approval of the Fund's Proposed Objective and its Proposed Anti-Concentration Policy.

                          PROPOSAL 2 -- OTHER BUSINESS

The Trustees know of no business other than that mentioned above that will be presented for consideration at the Special Meeting. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy to vote proxies in accordance with their best judgment.

                             ADDITIONAL INFORMATION

Adviser, Administrator and Distributor

AAL Capital Management Corporation has served as Adviser for AAL Trust since its inception in 1987. In addition to serving as Adviser to the Fund and to each of the other series of AAL Trust, AAL Capital Management Corporation also provides necessary administrative services to the Fund and to each of the other series of AAL Trust under an Administrative Services Agreement dated July 1, 1990, as amended, and serves as the distributor of the Fund's shares and each other series pursuant to its Distribution Agreement with AAL Trust, dated June 15, 1987, as amended. AAL Capital Management Corporation has its principal executive offices located at 222 West College Avenue, Appleton, Wisconsin 54919-0007.

Principal Shareholders and Certain Beneficial Owners

As of the record date, the officers and Trustees of AAL Trust owned in the aggregate less than one percent (1%) of all outstanding shares of the Fund, including both Class A and Class B shares taken together, and no other person was known to own of record or beneficially five percent (5%) or more of the Fund's outstanding shares.

The following table shows the number of shares of the Fund as to which each Trustee and executive officer of AAL Trust had or shared voting or disposition power for the Fund as of the record date.


        Ownership Interests of the Trustees and                 Number of Shares
      Executive Officers in The AAL Utilities Fund                   Owned
John H. Pender                                                        -0-
F. Gregory Campbell                                                  81.766
Richard L. Gady                                                       -0-
Lawrence M. Woods                                                     -0-
D. W. Russler                                                       764.965
Richard L. Gunderson                                                  -0-
Ronald G. Anderson                                                 2,391.494
Robert G. Same                                                      280.772
Terrance P. Gallagher                                                81.433

Costs of Solicitation

         In addition to soliciting proxies through the mails, officers of AAL Trust and the officers and employees of the Adviser may solicit proxies, without special compensation, by telephone, telegraph, facsimile, personal interview or other electronic means as provided for according to the Funds' by-laws. If AAL Trust management determines that a professional proxy solicitation service would be advisable, such a service also may solicit proxies in the same manner. AAL Capital Management Corporation will bear the cost of preparing and mailing the proxy materials for the Special Meeting (including any adjourned sessions thereof) and of soliciting proxies for the Special Meeting.

Adjournment

In the event a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve the Proposed Objective and Anti-Concentration Policy are not received, the persons named as proxies may propose one or more adjournments of such Special Meeting to permit further solicitation of proxies. The persons named as proxies, however, must determine such an adjournment and additional solicitation is reasonable and in the best interests of shareholders based on a consideration of all relevant factors, including: the nature of the relevant proposals; the percentage of votes then cast; the nature of the proposed solicitation activities; and the nature of and the reasons for such further solicitation. Adjournment with respect to any proposal would require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxy would vote in favor of such adjournment where they are entitled to vote in favor of the relevant proposal, and would vote against any such adjournment where they have been directed to vote against the proposal.

Shareholder Meetings

AAL Trust is organized as a Massachusetts business trust, and as such is subject to Massachusetts law. Pursuant to Massachusetts law and AAL Trust's Declaration of Trust, it is not required to hold a shareholders' meeting in any year in which the shareholders do not need to act upon the approval of the Investment Advisory Agreement (or any Sub-Advisory Agreement) or ratify the selection of independent public accountants under the 1940 Act. The Trustees hold AAL Trust shareholders' meetings when they are necessary in accordance with the 1940 Act. Other than the Special Meeting to which this Proxy Statement relates, the Trustees currently do not anticipate holding another meeting of the Fund's shareholders in 1997.


Shareholders who wish to present a proposal for action at the next meeting should submit the proposal or suggestions to the following address: The AAL Mutual Funds, 222 West College Avenue, Appleton, Wisconsin 54919-0007,
Attention: Robert G. Same, Secretary.

            Please fold and detach card at perforation before mailing

--------------------------------------------------------------------------------


THE AAL MUTUAL FUNDS      Revocable Proxy for Special Meeting of Shareholders of
                          The AAL Utilities Fund
                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                          TRUSTEES



The undersigned hereby appoints Ronald G. Anderson and Robert G. Same, or either of them, proxy, with full power of substitution, to represent and vote, as designated on the reverse side, all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of The AAL Utilities Fund to be held at 222 West College Avenue, Appleton, Wisconsin 54919-0007 beginning at 10:00 a.m. Central time on Friday, August 15, 1997, or at any adjournment thereof, with respect to the matters set forth and described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.



                              Date:_____________, 1997

                              (If stock is owned by more than one person, all owners must sign. Persons signing as executors, administrators, trustees or in similar capacities must so indicate.)



                              --------------------------------------------
                              (Please sign exactly as name appears at left)

                         PLEASE RETURN THIS PROXY TODAY!
                         YOUR PROMPT RESPONSE IS NEEDED
                             AND WILL BE APPRECIATED



            Please fold and detach card at perforation before mailing

--------------------------------------------------------------------------------


Please indicate your voting preference by FILLING IN the appropriate box below using blue or black ink or dark pencil, do not use red ink. Shares represented by this Proxy will be voted as directed by the shareholder.


IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED
FOR PROPOSAL 1.                                                           FOR       AGAINST        ABSTAIN

1.       Proposal to change The AAL Utilities Fund's fundamental          ___       ___            ___
         investment objective and industry concentration policy as
         described in the accompanying Proxy Statement.

2. To transact such other business as properly may come before the meeting or any adjournment thereof.

PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF CARD
